As filed with the Securities and Exchange Commission on November 24, 1999
     Registration No. 333-_______________

     ------------------------------------------------------------


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                         --------------------
                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                         --------------------


               SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
        (Exact Name of Registrant as Specified in Its Charter)


                         ---------------------


     DELAWARE                                      77-0148208
(State or Other Jurisdiction of                 (I.R.S. Employer
Incorporation or Organization)               Identification Number)

                        3400 WEST WARREN AVENUE
                      FREMONT, CALIFORNIA   94538
          (Address of Principal Executive Offices) (Zip Code)


                       ------------------------


                SUNRISE TECHNOLOGIES INTERNATIONAL, INC
               1999 LONG-TERM EQUITY COMPENSATION PLAN,
                       (Full Title of the Plan)


                       ------------------------

                     THE PRENTICE HALL CORPORATION
                           10 13 CENTRE ROAD
                      WILMINGTON, DELAWARE 19805
                (Name and Address of Agent For Service)

                            (302) 998-0595
                     (Telephone Number, Including
                   Area Code, of Agent For Service)

                        ----------------------

                              COPIES TO:
                       JEFFREY C. EVERETT, ESQ.
                     DUANE, MORRIS & HECKSCHER LLP
                      227 WEST MONROE, SUITE 3400
                        CHICAGO, ILLINOIS 60603
                            (312) 499-6700
                        ______________________

       =========================================================

                    CALCULATION OF REGISTRATION FEE

                            PROPOSED
TITLE OF                    MAXIMUM
SECURITIES       AMOUNT     OFFERING    PROPOSED    AMOUNT OF
TO BE            TO BE      PRICE PER   MAXIMUM    REGISTRATION
REGISTERED       REGISTERED SHARE (1)   AGGREGATE      FEE
----------       ---------- ---------  ----------- ------------
Common Stock,
$.001 par value  2,100,000    $8.72    $18,312,000  $5,090.74



                    ==============================


(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price as reported on the NASDAQ National Market System on November 23, 1999.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     (c) The Registrant's Current Reports on Form 8-K dated April 7, 1999, May 5, 1999, July 30, 1999 and September 30, 1999; and

     (d) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 23, 1999 (File No. 333-72829), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.    DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. The Registrant's Certificate of Incorporation contains a provision eliminating director liability to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director. The provision does not, however, eliminate or limit the personal liability of a director: (1) for any breach of such director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Delaware statutory provision making directors personally liable for improper payment of dividends or improper stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Company's Board protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under federal securities laws.

     Section 145 of the Delaware Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. The Company's Bylaws provide that the corporation shall, subject to limited exceptions, indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware Law. The Company's Bylaws provide further that the Company shall have the power to indemnify its other officers, employees and their agents as set forth in the Delaware Law. Such indemnification rights include reimbursement for expenses incurred by such director, executive officer, other officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware Law.

     The Company has entered into agreements with certain of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers to the fullest extent permitted under applicable law. In addition, the Company has purchased insurance containing customary terms and conditions as permitted by law on behalf of its directors and officers, which may cover liabilities under the Securities Act of 1933, as amended (the "Securities Act").


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.    EXHIBITS.

     Exhibit
     Number      Description
     -------     -----------

       4.1 Sunrise Technologies International, Inc. 1999 Long-Term Equity Compensation Plan, as amended and restated as of April 6, 1999. (Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated April 6, 1999, File No. I- 10428)

       5.1 Opinion of Duane, Morris & Heckescher LLP (Counsel to the Registrant) as to the legality of the securities being registered herewith

      23.1       Consent of PricewaterhouseCoopers, LLP, Independent
Accountants

      23.2       Consent of Ernst & Young, LLP, Former Independent
Auditors

      23.3       Consent of Duane, Morris & Heckescher LLP (included in
Exhibit 5.1)

      24         Power of Attorney (included on signature page)

ITEM 9.    UNDERTAKINGS.

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities, being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 23rd day of September, 1999.

                 Sunrise Technologies International, Inc.

                 By:  /s/ C. Russell Trenary, III
                      C. Russell Trenary, III
                      President and Chief Executive Officer



                           POWER OF ATTORNEY


     KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Russell Trenary and Peter E. Jansen, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:September 23, 1999     /s/ C. Russell Trenary, III
                            C. Russell Trenary, III
                            President, Chief Executive Officer
                            and Director
                            (Principal Executive Officer)

Date:September 23, 1999     /s/ Peter E. Jansen
                            Peter E. Jansen
                            Vice President - Finance,
                            Chief Financial Officer
                            (Principal Financial Officer and
                            Principal Accounting Officer)

Date:September 23, 1999     /s/ Joseph D. Koenig
                            Joseph D. Koenig
                            Chairman of the Board and Director

Date:September 23, 1999     /s/ R. Dale Bowerman
                            R. Dale Bowerman
                            Director

Date:September 23, 1999     /s/ Michael S. McFarland
                            Michael S. McFarland, M.D.
                            Director

                           INDEX TO EXHIBITS


Exhibit
Number     Description
-------    -----------

 4.1 Sunrise Technologies International, Inc. 1999 Long-Term Equity Compensation Plan, as amended and restated as of April 6, 1999. (Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated April 6, 1999, File No. 1-10428)

 5.1 Opinion of Duane, Morris & Heckscher LLP (Counsel to the Registrant) as to legality of the securities being registered herewith

23.1       Consent of PricewaterhouseCoopers, LLP, Independent Accountants

23.2       Consent of Ernst & Young, LLP Former Independent Auditors

23.3       Consent of Duane, Morris & Heckscher LLP (included in
           Exhibit 5.1)

24         Power of Attorney (included on signature page)